UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 13, 2006

CNS, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware
(State Or Other Jurisdiction Of Incorporation)

0-16612	41-1580270
(Commission File Number)	(I.R.S. Employer Identification No.)

7615 Smetana Lane Eden Prairie, MN	55344
(Address Of Principal Executive Offices)	(Zip Code)

(952) 229-1500
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 2 through 8 are not applicable and therefore omitted.

Item 1.01   Entry into a Material Definitive Agreement

As previously reported, on October 8, 2006, CNS, Inc. (the “Company”), GlaxoSmithKline plc (“GSK”), and Platform Acquisition Corporation, a Delaware corporation and indirect wholly owned subsidiary of GSK (the “Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), providing for the merger of Merger Sub with and into the Company, with the Company surviving as a wholly-owned subsidiary of GSK (the “merger”).

On November 13, 2006, the Company, GSK, and Merger Sub entered into Amendment No. 1 to Agreement and Plan of Merger (the “Amendment”). The Amendment amends the Merger Agreement to provide that, for the purposes of calculating certain post-merger payments by the Company to its employees under the Company’s 2007 Incentive Plan, the adjusted performance period to be used with respect to operating income will end on December 31, 2006 if the effective time of the merger occurs on or before that date.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 2.1 hereto, and is incorporated by reference herein.

Important Merger Information

On October 30, 2006, the Company filed a preliminary proxy statement with the SEC in connection with a special meeting of stockholders to approve the proposed merger with GlaxoSmithKline plc. Stockholders and investors are advised to read the definitive proxy statement and any other definitive additional soliciting materials when they become available because they will contain important information about the merger and the Company. Stockholders and investors may obtain a free copy of these proxy materials and other documents filed by the Company with the SEC at the SEC’s web site at www.sec.gov. Free copies of the definitive proxy statement, once available, and the Company’s other filings with the SEC, may also be obtained from the Company at www.cns.com by clicking on the “Investors” tab and then following the link at “Financial Information” to “SEC Filings.” Free copies of the Company’s filings may be obtained by directing a written request to CNS, Inc., 7615 Smetana Lane, Eden Prairie, Minnesota 55344, Attention: Samuel E. Reinkensmeyer or by telephone at 952-229-1500.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of its management may be deemed to be soliciting proxies from the Company’s stockholders in favor of the merger. Investors and stockholders may obtain more detailed information regarding the direct and indirect interests in the merger of persons who may, under the rules of the SEC, be considered participants in the solicitation of the Company’s stockholders in connection with the merger by reading the preliminary and definitive proxy statements regarding the merger, which will be filed with the SEC. Information about the Company’s directors and executive officers may be found in the Company’s preliminary proxy statement filed on October 30, 2006 and definitive proxy statement filed with the SEC on July 7, 2006. These documents are available free of charge once available at the SEC’s web site at www.sec.gov or by directing a request to the Company as described above.

Item 9.01   Financial Statements and Exhibits

Exhibit No.	Description
2.1	Amendment No. 1 to Agreement and Plan of Merger dated as of November 13, 2006 among GlaxoSmithKline plc, Platform Acquisition Corporation and CNS, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CNS, INC.

By:	/s/ Marti Morfitt
Marti Morfitt President and Chief Executive Officer

Date:  November 16, 2006